[LOGO]
First Niagara
        Financial Group, Inc.

FIRST NIAGARA FINANCIAL GROUP, INC. REPORTS 2nd QUARTER DILUTED EPS OF $0.13 PER
                                     SHARE

Lockport, N.Y. - July 14, 2003 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the quarter ended June 30, 2003 increased 30% to $9.1 million, or $0.13 per diluted share from $7.0 million, or $0.11 per diluted share for the same period of 2002. This increase is primarily the result of internal growth and the Company's simultaneous acquisition of Finger Lakes Bancorp, Inc. and second step stock offering on January 17, 2003. On a linked quarter basis, net income for the current quarter represented a $1.5 million, or 20% increase over the first quarter of 2003.

"I am pleased with our results for the second quarter given the challenging environment we are currently in," stated Chairman, President and CEO, William E. Swan. "During the second quarter our net interest margin stabilized as a result of asset/liability management initiatives taken by the Company. Additionally, commercial loan growth, credit quality and expense control remained strong. During the second quarter we continued to strategically deploy the capital raised in our second step stock offering by opening our 46th banking center located in the Syracuse/Onondaga market and agreeing, effective on July 1, 2003, to acquire two Monroe County insurance agencies. Also, we announced our intentions to open two new banking centers later this year which will expand our presence in Monroe and Erie counties."

Net interest income was $26.6 million for the second quarter of 2003 compared to $25.4 million for the first quarter of 2003. This 5% increase was mainly the result of a $23.0 million increase in net earning assets from March 31, 2003 to June 30, 2003 due to a $53.3 million increase in total loans during the same period. Total loans outstanding at June 30, 2003 grew to $2.28 billion as compared to $2.23 billion at March 31, 2003. This was primarily attributable to the continued expansion of the Company's commercial lending operations, which resulted in commercial real-estate and business loans increasing $52.4 million, or 6% from the first quarter of 2003 to the second quarter of 2003. Accordingly, the Company increased its provision for credit losses to $2.2 million for the quarter ended June 30, 2003 from $2.0 million for the first quarter of 2003. However, asset quality remained strong as non-performing loans were 0.44% of total loans at June 30, 2003 compared to 0.45% at March 31, 2003. Total deposits were $2.36 billion at June 30, 2003 compared to $2.40 billion at March 31, 2003. This decrease primarily resulted from a $72.1 million decline in time deposits from the first quarter of 2003 to the second quarter of 2003 as a result of the Company lowering interest rates on such deposits to reflect the pricing in its markets.

The increase in net interest income can also be attributed to a 3 basis point increase in the Company's net interest rate spread to 2.81% for the quarter ended June 30, 2003 from 2.78% for the quarter ended March 31, 2003. This increase was primarily due to the low interest rate environment, which caused the Company's interest bearing liabilities to reprice faster than its interest earning assets and as lower yielding federal funds and other short-term investments were invested in higher yielding investment securities and commercial loans. These improvements to the net interest rate spread were almost entirely offset by the continued high level of principal prepayments on both residential mortgages and mortgage-backed securities that the Company is experiencing. This high level of principal prepayments on mortgage-backed securities further reduced the effective yield earned as the Company amortized $3.4 million of premiums paid at purchase for those securities in the second quarter of 2003 compared to $2.3 million for the first quarter of 2003. As a result of the increases in net earning assets and net interest rate spread, the net interest margin improved to 3.25% for the quarter ended June 30, 2003 from 3.21% for the quarter ended March 31, 2003.

For the second quarter of 2003, the Company had $10.8 million of noninterest income, an increase of $757 thousand over the first quarter of 2003. This increase was largely the result of bank service charges and fee income which grew $446 thousand due to higher transaction volume related to the Company's overdraft protection service and debit cards during the quarter. Additionally, insurance services and fee income grew $322 thousand from the first quarter of 2003 to the second quarter of 2003 due to the seasonality of this business and the timing of premium renewals. These increases were partially offset by a $211 thousand decrease in other noninterest income from the first quarter of 2003 to the second quarter of 2003 as a result of a writedown in CRA related small business investment corporation (SBIC) investments.

Noninterest expense for the three months ended June 30, 2003 decreased $975 thousand to $21.1 million from $22.0 million for the three months ended March 31, 2003. More specifically, salaries and benefits expense decreased by $547 thousand which is partially attributable to lower expense from stock based and incentive compensation due to payments made in the first quarter of 2003, which did not reoccur in the second quarter. Additionally, this decrease in salaries and benefits expense can be attributed to a reduction in staffing levels and a $100 thousand gain realized in the second quarter of 2003 related to the termination of the Company's self insurance health and welfare plan. During the second quarter of 2003, marketing and advertising expense decreased $282 thousand in comparison to the first quarter of 2003 as a result of initial startup costs incurred in connection with the "First Niagara" branding campaign in the first quarter of 2003. Additionally, occupancy and equipment decreased $182 thousand, of which approximately $166 thousand can be attributed to the seasonality of these expenses. As a result of this reduced level of expenses, as well as the increases in revenue described above, the Company's efficiency ratio improved to 56.3% for the second quarter of 2003 from 63.4% for the first quarter of 2003.

Outlook - "Based upon the results of our first two quarters and our assumption that mortgage-backed securities premium amortization will slow down in the third quarter as interest rates remain flat, we are comfortable with our previously issued earnings guidance of $0.53 to $0.57 per diluted common share for 2003," stated Paul J. Kolkmeyer, Executive Vice President, COO and CFO. "We expect that our net interest rate margin will improve to the 3.30% level by the end of the year and remain comfortable with our 20% commercial loan growth target for 2003. We expect to see a modest pick-up in expenses for the second half of the year as we continue to grow, which includes the opening of two more banking centers and the completion of the previously announced Monroe County insurance agency acquisitions. Financially, 2003 looks to be another record year for First Niagara."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $3.6 billion and deposits of $2.4 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 46 banking centers, a loan production office, several financial services subsidiaries, and 84 ATMs throughout upstate New York. First Niagara's range of products includes personal and business checking, savings, business loan and mortgage products, cash management services, investment alternatives, lease financing and trust services. The Company offers an expanded product line, which includes commercial and personal insurance and investment advisory services.

Conference Call - A conference call will be held at 10:00 a.m. (EST) on Monday July 14 to discuss these second quarter results, as well as the Company's strategy and future outlook. Those wishing to participate in the call may dial 1-800-967-7185, access code 702141. A replay of the call will be available until July 21, 2003 by dialing 1-888-203-1112, access code 702141.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans.

Officer Contacts

William E. Swan..........  Chairman, President and CEO
Paul J. Kolkmeyer........  Executive Vice President, COO and CFO
Christopher J. Thome.....  Reporting and Investor Relations Manager
                           (716) 625-7645
                           chris.thome@fnfg.com

Leslie G. Garrity........  Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

Corporate Information

First Niagara Financial Group, Inc.                Transfer Agent and Registrar
6950 South Transit Road                            Mellon Investor Services, LLC
P.O. Box 514                                       P.O. Box 3315
Lockport, New York 14095-0514                      South Hackensack, NJ 07606
Telephone (800) 201-6621                           Telephone (800) 851-9677
www.fnfg.com                                       www.melloninvestor.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                      2003
                                                -------------------------------------------------
                                                    As of            Second            First
                                                   June 30,          Quarter          Quarter
                                                --------------   ---------------   --------------
----------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
----------------------------------------------------------------------------------------------------
Total assets                                    $   3,561,646         3,561,646        3,603,432
Total interest-earning assets                   $   3,250,975         3,250,975        3,293,147
Fed funds and other short-term investments      $     159,675           159,675          392,956
Securities, at amortized cost                   $     806,552           806,552          666,750
Loans:
   Real estate loans:
     One-to four-family                         $     983,984           983,984          992,949
     Home equity                                $     168,568           168,568          167,087
     Multi-family                               $     186,347           186,347          171,582
     Commercial real-estate                     $     402,528           402,528          377,878
     Construction                               $     116,141           116,141          117,324
                                                --------------   ---------------   --------------
      Total real estate loans                   $   1,857,568         1,857,568        1,826,820
                                                --------------   ---------------   --------------

   Commercial business loans                    $     221,316           221,316          208,137
   Consumer loans                               $     197,087           197,087          188,260
   Net deferred costs and discounts             $       8,556             8,556            7,965
                                                --------------   ---------------   --------------
      Total loans                               $   2,284,527         2,284,527        2,231,182
Goodwill and other intangibles                  $     107,803           107,803          107,048

Total interest-bearing liabilities              $   2,641,372         2,641,372        2,706,561

Deposits:
   Interest-bearing deposits:
     Savings accounts                           $     666,003           666,003          688,597
     Interest-bearing checking                  $     540,274           540,274          511,941
     Certificates of deposit                    $     982,903           982,903        1,054,996
     Mortgagors' payments held in escrow        $      16,925            16,925            9,317
   Noninterest-bearing deposits                 $     149,134           149,134          133,946
                                                --------------   ---------------   --------------
      Total deposits                            $   2,355,239         2,355,239        2,398,797
Stock subscription proceeds (1)                 $         N/A               N/A              N/A

Short-term borrowings                           $      67,564            67,564           63,980
Long-term borrowings                            $     367,703           367,703          377,730
Stockholders' equity                            $     718,390           718,390          711,646
Tangible equity (2)                             $     610,587           610,587          604,598
Fair value adjustment included in
   stockholders' equity                         $       3,558             3,558            3,333
Common shares outstanding                              66,228            66,228           66,071
Total loans serviced for others                 $     271,401           271,401          289,341

                                                                               2002
                                                -----------------------------------------------------------------
                                                    As of           Fourth            Third            Second
                                                  December 31,      Quarter          Quarter          Quarter
                                                --------------   --------------   ---------------   -------------
-----------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------
Total assets                                        2,934,795        2,934,795         2,882,867       2,872,223
Total interest-earning assets                       2,676,194        2,676,194         2,617,973       2,614,950
Fed funds and other short-term investments             45,167           45,167           216,543         125,177
Securities, at amortized cost                         625,324          625,324           431,741         550,720
Loans:
   Real estate loans:
     One-to four-family                               927,453          927,453           926,162         944,268
     Home equity                                      136,986          136,986           134,641         130,642
     Multi-family                                     170,357          170,357           153,786         145,650
     Commercial real-estate                           303,136          303,136           302,197         291,778
     Construction                                     107,200          107,200            94,046          82,133
                                                --------------   --------------   ---------------   -------------
      Total real estate loans                       1,645,132        1,645,132         1,610,832       1,594,471
                                                --------------   --------------   ---------------   -------------

   Commercial business loans                          178,555          178,555           174,867         154,778
   Consumer loans                                     169,155          169,155           172,104         178,725
   Net deferred costs and discounts                     2,591            2,591             2,355           2,365
                                                --------------   --------------   ---------------   -------------
      Total loans                                   1,995,433        1,995,433         1,960,158       1,930,339
Goodwill and other intangibles                         80,493           80,493            80,717          80,776

Total interest-bearing liabilities                  2,468,396        2,468,396         2,425,613       2,431,133

Deposits:
   Interest-bearing deposits:
     Savings accounts                                 632,894          632,894           634,312         623,412
     Interest-bearing checking                        467,550          467,550           484,778         512,719
     Certificates of deposit                          879,246          879,246           880,130         871,759
     Mortgagors' payments held in escrow               15,619           15,619            12,698          16,387
   Noninterest-bearing deposits                       134,160          134,160           127,614         123,997
                                                --------------   --------------   ---------------   -------------
      Total deposits                                2,129,469        2,129,469         2,139,532       2,148,274
Stock subscription proceeds (1)                        75,952           75,952               N/A             N/A

Short-term borrowings                                  69,312           69,312            73,426          72,633
Long-term borrowings                                  327,823          327,823           340,269         334,223
Stockholders' equity                                  283,696          283,696           279,173         272,303
Tangible equity (2)                                   203,203          203,203           198,456         191,527
Fair value adjustment included in
   stockholders' equity                                 4,230            4,230             3,675           3,197
Common shares outstanding                              25,005           25,005            24,988          24,925
Total loans serviced for others                       242,871          242,871           258,997         255,818

                                                                        2003
                                                -------------------------------------------------
                                                  Year-to-Date        Second            First
                                                   June 30,           Quarter          Quarter
                                                --------------   ---------------   --------------
----------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES (3)
(Amounts in thousands)
----------------------------------------------------------------------------------------------------
Total assets                                    $   3,520,358         3,579,903        3,460,151
Total interest-earning assets                   $   3,222,492         3,280,842        3,163,493
Fed funds and other short-term investments      $     289,257           282,842          295,743
Securities, at amortized cost                   $     707,918           734,489          681,051
Loans  (4)                                      $   2,209,251         2,250,864        2,167,176
Goodwill and other intangibles                  $     104,680           107,631          101,695
Interest-bearing liabilities:
   Savings accounts                             $     673,988           676,024          671,930
   Interest-bearing checking                    $     506,663           527,440          485,655
   Certificates of deposit                      $   1,018,009         1,021,369        1,014,610
   Mortgagors' payments held in escrow          $      14,547            16,832           12,237
   Stock subscription proceeds (1)              $      17,403                 -           35,000
   Other borrowed funds                         $     437,107           436,178          438,047
                                                --------------   ---------------   --------------
     Total interest-bearing liabilities         $   2,667,717         2,677,843        2,657,479

Interest-bearing deposits                       $   2,213,207         2,241,665        2,184,432
Noninterest-bearing deposits                    $     130,461           132,895          128,000
                                                --------------   ---------------   --------------
   Total deposits                               $   2,343,668         2,374,560        2,312,432

Stockholders' equity                            $     667,861           716,980          618,195
Tangible equity (2)                             $     563,181           609,349          516,500
Common shares outstanding (5):
   Basic                                               65,943            66,126           65,758
   Diluted                                             67,500            67,722           67,268

                                                                              2002
                                                -----------------------------------------------------------------
                                                 Year-to-Date        Fourth             Third          Second
                                                  December 31,       Quarter           Quarter         Quarter
                                                --------------   --------------   ---------------   -------------
-----------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES (3)
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------
Total assets                                        2,852,799        2,872,553         2,894,726       2,869,204
Total interest-earning assets                       2,597,142        2,614,851         2,638,472       2,617,506
Fed funds and other short-term investments            137,639          144,490           208,145         121,566
Securities, at amortized cost                         513,561          480,747           456,455         573,919
Loans  (4)                                          1,931,288        1,973,358         1,954,118       1,911,144
Goodwill and other intangibles                         80,866           80,639            80,784          80,932
Interest-bearing liabilities:
   Savings accounts                                   588,611          627,502           634,107         592,461
   Interest-bearing checking                          507,305          470,735           501,684         519,283
   Certificates of deposit                            883,867          878,675           877,185         900,201
   Mortgagors' payments held in escrow                 17,579           15,528            22,660          16,733
   Stock subscription proceeds (1)                      2,355            9,342               N/A             N/A
   Other borrowed funds                               414,064          409,182           411,520         411,557
                                                --------------   --------------   ---------------   -------------
     Total interest-bearing liabilities             2,413,781        2,410,964         2,447,156       2,440,235

Interest-bearing deposits                           1,997,362        1,992,440         2,035,636       2,028,678
Noninterest-bearing deposits                          115,977          127,315           121,324         111,738
                                                --------------   --------------   ---------------   -------------
   Total deposits                                   2,113,339        2,119,755         2,156,960       2,140,416

Stockholders' equity                                  274,533          283,087           278,073         270,796
Tangible equity (2)                                   193,667          202,448           197,289         189,864
Common shares outstanding (5):
   Basic                                               64,445           64,647            64,543          64,375
   Diluted                                             65,883           66,194            66,080          65,770

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                                        2003
                                                                  ------------------------------------------------
                                                                   Year-to-Date         Second            First
                                                                     June 30,          Quarter           Quarter
                                                                  --------------   ---------------   -------------
---------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------
Interest income                                                   $       85,525            42,602          42,923
Interest expense                                                  $       33,511            15,976          17,535
                                                                  --------------   ---------------   -------------
Net interest income                                               $       52,014            26,626          25,388
Provision for credit losses                                       $        4,165             2,208           1,957
                                                                  --------------   ---------------   -------------
Net interest income after provision for credit losses             $       47,849            24,418          23,431

Noninterest income:
   Bank service charges and fees                                  $        8,046             4,246           3,800
   Lending and leasing income                                     $        1,858               959             899
   Insurance services and fees                                    $        6,940             3,631           3,309
   Bank-owned life insurance earnings                             $        1,552               799             753
   Annuity and mutual fund commissions                            $        1,611               859             752
   Investment advisory and fiduciary services                     $          413               193             220
   (Loss) gain from investment securities available for sale      $          (18)               (2)            (16)
   Gain on sale of banking center (6)                             $            -                 -               -
   Other                                                          $          449               119             330
                                                                  --------------   ---------------   -------------
     Total noninterest income                                     $       20,851            10,804          10,047

Noninterest expense:
   Salaries and benefits                                          $       24,597            12,025          12,572
   Occupancy and equipment                                        $        4,700             2,259           2,441
   Technology and communications                                  $        4,697             2,337           2,360
   Marketing and advertising                                      $        1,854               786           1,068
   Amortization of other intangibles                              $          608               290             318
   Other                                                          $        6,663             3,375           3,288
                                                                  --------------   ---------------   -------------
     Total noninterest expense                                    $       43,119            21,072          22,047

Income from continuing operations before income taxes             $       25,581            14,150          11,431
Income taxes from continuing operations                           $        9,053             5,073           3,980
                                                                  --------------   ---------------   -------------
     Income from continuing operations                            $       16,528             9,077           7,451
                                                                  --------------   ---------------   -------------
Income from discontinued operations, net of tax (7)               $          186                23             163
                                                                  --------------   ---------------   -------------
     Net income                                                   $       16,714             9,100           7,614
                                                                  --------------   ---------------   -------------
---------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------
Net income per share (5):
   Basic                                                          $         0.25              0.14            0.12
   Diluted                                                        $         0.25              0.13            0.11
Cash dividends (5)                                                $         0.10              0.05            0.05
Dividend payout ratio                                                     40.00%            35.71%          41.67%
Dividend yield (annualized) (8)                                            1.45%             1.44%           1.73%
Book value (5)                                                    $        10.85             10.85           10.77
Tangible book value (2) (5)                                       $         9.22              9.22            9.15
Market price (NASDAQ: FNFG) (5):
   High                                                           $        14.20             14.20           11.92
   Low                                                            $        10.11             11.40           10.11
   Close                                                          $        13.92             13.92           11.75
---------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (3)
(Annualized)
---------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                                                0.96%             1.02%           0.89%
   Return on average equity                                                5.05%             5.09%           5.00%
   Return on average tangible equity (2)                                   5.98%             5.99%           5.98%
Yield on interest-earning assets                                           5.33%             5.20%           5.46%
Rate on interest-bearing liabilities                                       2.53%             2.39%           2.68%
                                                                  --------------   ---------------   -------------
Net interest rate spread                                                   2.80%             2.81%           2.78%
Net interest margin                                                        3.23%             3.25%           3.21%
As a percentage of average assets:
   Noninterest income (9)                                                  1.20%             1.21%           1.18%
   Noninterest expense                                                     2.47%             2.36%           2.58%
                                                                  --------------   ---------------   -------------
   Net overhead                                                            1.27%             1.15%           1.40%
Efficiency ratio (9)                                                      59.81%            56.30%          63.41%

                                                                                               2002
                                                                  -------------------------------------------------------
                                                                   Year-to-Date       Fourth          Third       Second
                                                                   December 31,       Quarter        Quarter     Quarter
                                                                  --------------   --------------  ----------   ---------
-------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------------
Interest income                                                          167,637           40,654      41,914      42,536
Interest expense                                                          76,107           17,103      18,857      19,828
                                                                  --------------   --------------  ----------   ---------
Net interest income                                                       91,530           23,551      23,057      22,708
Provision for credit losses                                                6,824            1,835       1,729       1,730
                                                                  --------------   --------------  ----------   ---------
Net interest income after provision for credit losses                     84,706           21,716      21,328      20,978

Noninterest income:
   Bank service charges and fees                                          14,226            3,748       3,662       3,477
   Lending and leasing income                                              5,523            1,771       1,521       1,192
   Insurance services and fees                                            12,610            2,846       3,063       3,579
   Bank-owned life insurance earnings                                      2,706              689         680         683
   Annuity and mutual fund commissions                                     2,585              660         679         773
   Investment advisory and fiduciary services                              1,112              232         244         309
   (Loss) gain from investment securities available for sale              (1,044)            (801)       (311)         82
   Gain on sale of banking center (6)                                      2,429            2,429           -           -
   Other                                                                   1,640              391         435         496
                                                                  --------------   --------------  ----------   ---------
     Total noninterest income                                             41,787           11,965       9,973      10,591

Noninterest expense:
   Salaries and benefits                                                  45,180           11,595      11,663      10,809
   Occupancy and equipment                                                 7,526            1,845       1,880       1,871
   Technology and communications                                           8,599            2,375       2,085       2,233
   Marketing and advertising                                               2,612              768         686         620
   Amortization of other intangibles                                         677              175         178         162
   Other                                                                  12,737            3,855       2,984       2,916
                                                                  --------------   --------------  ----------   ---------
     Total noninterest expense                                            77,331           20,613      19,476      18,611

Income from continuing operations before income taxes                     49,162           13,068      11,825      12,958
Income taxes from continuing operations                                   18,752            4,735       4,018       6,085
                                                                  --------------   --------------  ----------   ---------
     Income from continuing operations                                    30,410            8,333       7,807       6,873
                                                                  --------------   --------------  ----------   ---------
Income from discontinued operations, net of tax (7)                          385               69         129         134
                                                                  --------------   --------------  ----------   ---------
     Net income                                                           30,795            8,402       7,936       7,007
                                                                  --------------   --------------  ----------   ---------
-------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------------
Net income per share (5):
   Basic                                                                    0.48             0.13        0.12        0.11
   Diluted                                                                  0.47             0.13        0.12        0.11
Cash dividends (5)                                                          0.17             0.05        0.04        0.04
Dividend payout ratio                                                     35.42%           38.46%      33.33%      36.36%
Dividend yield (annualized) (8)                                            1.68%            1.96%       1.30%       1.50%
Book value (5)                                                              4.39             4.39        4.32        4.22
Tangible book value (2) (5)                                                 3.14             3.14        3.07        2.97
Market price (NASDAQ: FNFG) (5):
   High                                                                    12.41            12.39       12.41       11.59
   Low                                                                      6.07            10.03       10.31        6.57
   Close                                                                   10.10            10.10       12.21       10.73
-------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (3)
(Annualized)
-------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                                                1.08%            1.16%       1.09%       0.98%
   Return on average equity                                               11.22%           11.78%      11.32%      10.38%
   Return on average tangible equity (2)                                  15.90%           16.47%      15.96%      14.80%
Yield on interest-earning assets                                           6.45%            6.20%       6.33%       6.51%
Rate on interest-bearing liabilities                                       3.15%            2.81%       3.06%       3.26%
                                                                  --------------   --------------  ----------   ---------
Net interest rate spread                                                   3.30%            3.39%       3.27%       3.25%
Net interest margin                                                        3.52%            3.60%       3.50%       3.47%
As a percentage of average assets:
   Noninterest income (9)                                                  1.42%            1.43%       1.41%       1.47%
   Noninterest expense                                                     2.71%            2.85%       2.67%       2.60%
                                                                  --------------   --------------  ----------   ---------
   Net overhead                                                            1.29%            1.42%       1.26%       1.13%
Efficiency ratio (9)                                                      60.39%           62.44%      60.11%      57.87%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                             2003
                                                      -----------------------------------------------------
                                                           As of            Second              First
                                                         June 30,           Quarter            Quarter
                                                     ----------------  ----------------   ----------------  -
-------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS (10)
-------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                                      18.70%            18.70%             18.64%
Total risk based capital                                       19.80%            19.80%             19.70%
Tier 1 (core) capital                                          12.40%            12.40%             12.21%
Tangible capital                                               12.34%            12.34%             12.15%
Equity to assets                                               20.17%            20.17%             19.75%
-------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------
Non-performing loans:
   One-to four-family                                $          3,395             3,395              3,723
   Home equity                                       $            467               467                474
   Commercial real-estate and multi-family           $          1,614             1,614              1,537
   Consumer                                          $          1,040             1,040                630
   Commercial business                               $          3,537             3,537              3,572
                                                     ----------------  ----------------   ----------------  -
     Total non-performing loans                      $         10,053            10,053              9,936

Other non-performing assets                          $          1,375             1,375              1,646
                                                     ----------------  ----------------   ----------------  -
Total non-performing assets                          $         11,428            11,428             11,582

Allowance for credit losses                          $         24,781            24,781             23,913
Net loan charge-offs                                 $          2,258             1,340                918
Provision for credit losses as a
   percentage of net loan charge-offs                         184.46%           164.78%            213.18%
Total non-performing assets as a
   percentage of total assets                                   0.32%             0.32%              0.32%
Total non-performing loans to total loans                       0.44%             0.44%              0.45%
Net charge-offs to average loans (annualized)                   0.21%             0.24%              0.17%
Allowance for credit losses to total loans                      1.08%             1.08%              1.07%
Allowance for credit losses
   to non-performing loans                                    246.50%           246.50%            240.67%
-------------------------------------------------------------------------------------------------------------
Personnel FTE                                                     891               891                897
Number of banking centers                                          46                46                 45

                                                                                  2002
                                                     ----------------------------------------------------------
                                                         As of            Fourth          Third       Second
                                                      December 31,        Quarter        Quarter      Quarter
                                                     --------------  ----------------  -----------  ----------
---------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS (10)
---------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                                    10.27%            10.27%       10.69%      10.18%
Total risk based capital                                     11.34%            11.34%       11.81%      11.25%
Tier 1 (core) capital                                         6.54%             6.54%        6.90%       6.73%
Tangible capital                                              6.54%             6.54%          N/A         N/A
Equity to assets                                              9.67%             9.67%        9.68%       9.48%
---------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------
Non-performing loans:
   One-to four-family                                         4,071             4,071        4,656       4,252
   Home equity                                                  332               332          396         488
   Commercial real-estate and multi-family                    1,225             1,225        2,187       2,240
   Consumer                                                     652               652          690         619
   Commercial business                                        1,198             1,198        2,992       4,134
                                                     --------------  ----------------  -----------  ----------
     Total non-performing loans                               7,478             7,478       10,921      11,733

Other non-performing assets                                   1,423             1,423          151         310
                                                     --------------  ----------------  -----------  ----------
Total non-performing assets                                   8,901             8,901       11,072      12,043

Allowance for credit losses                                  20,873            20,873       20,299      19,694
Net loan charge-offs                                          4,678             1,261        1,124       1,019
Provision for credit losses as a
   percentage of net loan charge-offs                       145.87%           145.52%      153.83%     169.77%
Total non-performing assets as a
   percentage of total assets                                 0.30%             0.30%        0.38%       0.42%
Total non-performing loans to total loans                     0.37%             0.37%        0.56%       0.61%
Net charge-offs to average loans (annualized)                 0.24%             0.25%        0.23%       0.21%
Allowance for credit losses to total loans                    1.05%             1.05%        1.04%       1.02%
Allowance for credit losses
   to non-performing loans                                  279.13%           279.13%      185.87%     167.85%
---------------------------------------------------------------------------------------------------------------
Personnel FTE                                                   945               945          937         941
Number of banking centers                                        38                38           39          38

----------
(1) Represents stock subscription proceeds received exclusive of funds authorized for withdrawal from deposit accounts with First Niagara Bank, which are included within their respective deposit account categories and totaled $13.2 million at December 31, 2002.
(2)   Excludes goodwill and other intangibles.
(3)   Averages presented are daily averages.
(4)   Net of deferred costs and unearned discounts.
(5) All per share data and references to the number of shares outstanding for purposes of calculating per share amounts are restated to give retroactive recognition to the 2.58681 exchange ratio applied in the January 17, 2003 conversion.
(6) On October 25, 2002, the Company sold its Lacona Banking Center. In connection with this transaction, approximately $2.6 million of assets and $26.4 million of deposits were sold, which resulted in a gain of $2.4 million.
(7) Effective February 17, 2003, First Niagara Bank sold NOVA Healthcare Administrator, Inc. its wholly- owned third-party benefit plan administrator subsidiary as it was not considered one of the Company's strategic core businesses. Accordingly, in accordance with SFAS No. 144, "Accounting for the impairment or disposal of long-lived assets," for current and prior periods presented the Company has reported the results of operations from NOVA as "Discontinued Operations," including the net of tax gain on sale realized of $230 thousand.
(8)   Computed based upon the period end closing stock price.
(9) Excludes net gain/loss on securities available for sale and gain on sale of banking center and NOVA.
(10) Effective November 8, 2002, First Niagara Bank converted to a federal charter subject to Office of Thrift Supervision ("OTS") capital requirements. These capital requirements apply only to First Niagara Bank and do not consider additional capital retained by the Holding Company. Prior to converting to federal charters, the Holding Company and First Niagara Bank were required to maintain minimum capital ratios calculated in a similar manner to, but not entirely the same as, the framework of the OTS. Amounts prior to the fourth quarter of 2002 have not been recomputed to reflect OTS requirements.